As filed with the Securities and Exchange Commission on December 15, 2006

Registration No. 333-138992

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 2

To

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERTEL HOSPITALITY, INC.

(Exact Name of Registrant as Specified in Governing Instruments)

309 N. 5th St.

Norfolk, NE 68701

(402) 371-2520

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Donavon A. Heimes

Chief Financial Officer, Treasurer & Secretary

309 N. 5th St.

Norfolk, NE 68701

(402) 371-2520

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With Copies to:

David L. Hefflinger Guy Lawson McGrath North Mullin & Kratz, PC LLO Suite 3700 First National Tower 1601 Dodge Street Omaha, NE 68102 (402) 341-3070	David C. Wright Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200

Approximate date of commencement of the proposed sale of the securities to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement (File No. 333-138992) is being filed solely to include Exhibit 1.1, Form of Underwriting Agreement. Amendment No. 2 does not modify any provision of the prospectus that forms Part I of the Registration Statement and, accordingly, such prospectus has not been included herein. In addition, Amendment No. 2 does not modify Item 31, 33, 34, 35 or 37 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth estimated expenses to be incurred by the Registrant in connection with the offering described in this registration statement:

Item	Amount
Registration Fee	$5,918
NASD Filing Fee	$6,031
Accounting Fees and Expenses	$65,000
Legal Fees and Expenses	$75,000
Printing Expenses	$75,000
Miscellaneous Expenses	$23,051
TOTAL	$250,000

ITEM 33.	RECENT SALES OF UNREGISTERED SECURITIES.

In the three years preceding the filing of this registration statement, the Registrant issued the following securities that were not registered under the Securities Act.

In July 2004, the Registrant redeemed 10,479 common operating partnership units in Supertel Limited Partnership in exchange for an equal number of shares of our common stock.

On July 21, 2006, the Registrant issued 10,620 shares of common stock upon the conversion of 6,000 shares of the Series A convertible preferred stock, at a conversion price of $5.66 per share of common stock (equivalent to a conversion rate of 1.77 shares of common stock for each share of Series A convertible preferred stock). The shares of common stock were issued without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided under Section 3(a)(9) of the Securities Act. The Registrant received no additional consideration for the conversion.

No underwriters were used in the foregoing transaction. All sales of securities described above were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act (and/or Regulation D promulgated thereunder) for transactions by an issuer not involving a public offering. All of the foregoing securities were deemed restricted securities for the purposes of the Securities Act of 1933.

ITEM 34.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The articles of incorporation of the Registrant contain a provision which, subject to certain exceptions described below, eliminates the liability of a director or officer to the Registrant or its shareholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent that it is proved that the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

The Registrant’s articles of incorporation also require it to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the Registrant, by reason of the fact that he or she is or was such a director or officer or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, provided that the board of directors determines that the conduct in question was in the best interest of the Registrant and such person was acting on behalf of the Registrant. A director or officer of the Registrant is entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except such liabilities and expenses as are incurred if such person engaged in gross negligence, willful misconduct or a knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also is entitled to have the Registrant make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The board of directors of the Registrant also has the authority to extend to any person who is an employee or agent of the Registrant, or who is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, the same indemnification rights held by directors and officers, subject to the same conditions and obligations described above.

ITEM 35.	TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

None of the proceeds will be credited to an account other than the appropriate capital share account.

ITEM 36.	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. See page F-1 for an index of the financial statements included in this registration statement.

(b) Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit Number	Description
***1.1	Form of Underwriting Agreement.

4.1	Second Amended and Restated Articles of Incorporation of Supertel Hospitality (incorporated by reference to Exhibit 3.1 of Supertel Hospitality’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.2	Bylaws of Supertel Hospitality (incorporated by reference to Exhibit 3.2 of Supertel Hospitality’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.3	Form of Common Stock Certificate (incorporated by references to Exhibit 4.4 of Supertel Hospitality’s Registration Statement 333-129736).

**5.1	Opinion of McGrath North Mullin & Kratz, PC LLO.

**8.1	Opinion of McGrath North Mullin & Kratz, PC LLO with respect to tax matters.

10.1	Third Amended and Restated Agreement of Limited Partnership of Supertel Limited Partnership (incorporated by reference to Exhibit 10.1 to Supertel Hospitality’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

10.2	Form of Master Lease Agreement made as of January 1, 2002 by and between Supertel Limited Partnership, E &P Financing Limited Partnership, Solomons Beacon Inn Limited Partnership and TRS Leasing, Inc. (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.3	Loan Agreement dated as of November 26, 2002 by and among Solomons Beacon Inn Limited Partnership, TRS Subsidiary, LLC and Greenwich Capital Financial Products, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 26, 2002).

Exhibit Number	Description
10.4	Promissory Note between Solomons Beacon Inn Limited Partnership, TRS Subsidiary, LLC and Greenwich Capital Financial Products, Inc. dated as of November 26, 2002 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 26, 2002).

10.5	Guaranty of Recourse Obligations made by the Company in favor of Greenwich Capital Financial Products, Inc., dated as of November 26, 2002 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated November 26, 2002).

10.6	Pledge and Security Agreement by the Company, Supertel Limited Partnership, TRS Leasing, Inc. and Solomons GP, LLC, for the benefit of Greenwich Capital Financial Products, Inc. dated as of November 26, 2002 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated November 26, 2002).

10.7	Master Lease Agreement dated as of November 26, 2002, between Solomons Beacon Inn Limited Partnership and TRS Subsidiary, LLC (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K dated November 26, 2002).

10.8	First Amended and Restated Master Lease Agreement dated as of November 26, 2002 between Supertel Limited Partnership, E&P Financing Limited Partnership, TRS Leasing, Inc. and Solomons Beacon Inn Limited Partnership (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K dated November 26, 2002).

10.9	Form of Preferred Stock Warrant (incorporated by reference to Exhibit 4.6 to the Company’s Amendment to Registration Statement 333-129376).

10.10	Hotel Management Agreement, dated as of August 1, 2004 between TRS Leasing, Inc., TRS Subsidiary, LLC and Royal Host Management, Inc. (incorporated by reference to Exhibit 10.35 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

10.11	Loan Agreement dated January 13, 2005 by and between the Company and Great Western Bank (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 13, 2005).

10.12	Employment Agreement dated as of September 1, 2005 by and between the Company and Paul Schulte (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 25, 2005).

10.13	Employment Agreement dated as of September 1, 2005 by and between the Company and Don Heimes (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 25, 2005).

10.14	Form of Agreement for the Purchase and Sale of an Extended-Stay Facility, dated June 15, 2006, among Supertel Limited Partnership and each of Jonesboro Hotel, Inc., Chamblee Georgia, LLC, Augusta, Inc., Savannah Georgia, Inc., Memorial, LLC, Pine Street, LLC and Greenville Hotel, Inc. (incorporated by reference to Exhibit 2.1 to Supertel Hospitality’s Current Report on Form 8-K dated June 15, 2006).

10.15	Amendment to Agreements for the Purchase and Sale of Extended-Stay Facilities, dated August 11, 2006, and Second Amendment to Agreements for the Purchase and Sale of Extended-Stay Facilities, dated August 17, 2006, each among Supertel Limited Partnership and each of Jonesboro Hotel, Inc., Chamblee Georgia, LLC, August, Inc., Savannah Georgia, Inc., Memorial, LLC, Pine Street, LLC and Greenville Hotel, LLC. (incorporated by reference to Exhibit 2.2 to Supertel Hospitality’s Current Report on Form 8-K dated August 17, 2006).

Exhibit Number	Description
10.16	Agreement for the Purchase and Sale, dated November 10, 2006 among Motel of America LLC, Bond Street Associates LLC and Supertel Limited Partnership (incorporated by reference to Exhibit 10.1 to Supertel Hospitality’s Current Report on Form 8-K dated November 10, 2006)

**23.1	Consent on McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1).

**23.2	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 8.1).

**23.3	Consents of KPMG LLP.

**24.1	Powers of Attorney

**	Previously filed
***	Filed herewith

ITEM 37.	UNDERTAKINGS

The undersigned registrant hereby undertakes that:

(1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Amendment No. 2 on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, State of Nebraska, on the 15th of December, 2006.

SUPERTEL HOSPITALITY, INC.

By:	/S/ PAUL J. SCHULTE
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities indicated on the 15th day of December, 2006.

Signature	Title

/S/ PAUL J. SCHULTE Paul J. Schulte	Chairman, Chief Executive Officer and President

/S/ DONAVON A. HEIMES Donavon A. Heimes	Chief Financial Officer, Treasurer and Corporate Secretary

Steve H. Borgmann*	Director
Loren Steele*	Director
Joseph Caggiano*	Director
Jeffrey M. Zwerdling.*	Director
Allen L. Dayton*	Director
George R. Whittemore*	Director
Patrick J. Jung*	Director

*	Paul J. Schulte, by signing his name hereto, signs this registration statement on behalf of each of the persons indicated. A power-of-attorney authorizing Paul J. Schulte to sign this registration statement on behalf of each of the indicated directors of Supertel Hospitality, Inc. has been previously filed hereto as Exhibit 24.1.

By:	/S/ PAUL J. SCHULTE
Paul J. Schulte
Attorney-In-Fact

INDEX OF EXHIBITS

Exhibit Number	Description
***1.1	Form of Underwriting Agreement.

4.1	Second Amended and Restated Articles of Incorporation of Supertel Hospitality (incorporated by reference to Exhibit 3.1 of Supertel Hospitality’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.2	Bylaws of Supertel Hospitality (incorporated by reference to Exhibit 3.2 of Supertel Hospitality’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.3	Form of Common Stock Certificate (incorporated by references to Exhibit 4.4 of Supertel Hospitality’s Registration Statement 333-129736).

**5.1	Opinion of McGrath North Mullin & Kratz, PC LLO

**8.1	Opinion of McGrath North Mullin & Kratz, PC LLO with respect to tax matters

10.1	Third Amended and Restated Agreement of Limited Partnership of Supertel Limited Partnership (incorporated by reference to Exhibit 10.1 to Supertel Hospitality’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

10.2	Form of Master Lease Agreement made as of January 1, 2002 by and between Supertel Limited Partnership, E &P Financing Limited Partnership, Solomons Beacon Inn Limited Partnership and TRS Leasing, Inc. (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.3	Loan Agreement dated as of November 26, 2002 by and among Solomons Beacon Inn Limited Partnership, TRS Subsidiary, LLC and Greenwich Capital Financial Products, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 26, 2002).

10.4	Promissory Note between Solomons Beacon Inn Limited Partnership, TRS Subsidiary, LLC and Greenwich Capital Financial Products, Inc. dated as of November 26, 2002 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 26, 2002).

10.5	Guaranty of Recourse Obligations made by the Company in favor of Greenwich Capital Financial Products, Inc., dated as of November 26, 2002 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated November 26, 2002).

10.6	Pledge and Security Agreement by the Company, Supertel Limited Partnership, TRS Leasing, Inc. and Solomons GP, LLC, for the benefit of Greenwich Capital Financial Products, Inc. dated as of November 26, 2002 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated November 26, 2002).

10.7	Master Lease Agreement dated as of November 26, 2002, between Solomons Beacon Inn Limited Partnership and TRS Subsidiary, LLC (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K dated November 26, 2002).

10.8	First Amended and Restated Master Lease Agreement dated as of November 26, 2002 between Supertel Limited Partnership, E&P Financing Limited Partnership, TRS Leasing, Inc. and Solomons Beacon Inn Limited Partnership (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K dated November 26, 2002).

10.9	Form of Preferred Stock Warrant (incorporated by reference to Exhibit 4.6 to the Company’s Amendment to Registration Statement 333-129376).

Exhibit Number	Description
10.10	Hotel Management Agreement, dated as of August 1, 2004 between TRS Leasing, Inc., TRS Subsidiary, LLC and Royal Host Management, Inc. (incorporated by reference to Exhibit 10.35 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

10.11	Loan Agreement dated January 13, 2005 by and between the Company and Great Western Bank (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 13, 2005).

10.12	Employment Agreement dated as of September 1, 2005 by and between the Company and Paul Schulte (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 25, 2005).

10.13	Employment Agreement dated as of September 1, 2005 by and between the Company and Don Heimes (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 25, 2005).

10.14	Form of Agreement for the Purchase and Sale of an Extended-Stay Facility, dated June 15, 2006, among Supertel Limited Partnership and each of Jonesboro Hotel, Inc., Chamblee Georgia, LLC, Augusta, Inc., Savannah Georgia, Inc., Memorial, LLC, Pine Street, LLC and Greenville Hotel, Inc. (incorporated by reference to Exhibit 2.1 to Supertel Hospitality’s Current Report on Form 8-K dated June 15, 2006).

10.15	Amendment to Agreements for the Purchase and Sale of Extended-Stay Facilities, dated August 11, 2006, and Second Amendment to Agreements for the Purchase and Sale of Extended-Stay Facilities, dated August 17, 2006, each among Supertel Limited Partnership and each of Jonesboro Hotel, Inc., Chamblee Georgia, LLC, August, Inc., Savannah Georgia, Inc., Memorial, LLC, Pine Street, LLC and Greenville Hotel, LLC. (incorporated by reference to Exhibit 2.2 to Supertel Hospitality’s Current Report on Form 8-K dated August 17, 2006).

10.16	Agreement for the Purchase and Sale, dated November 10, 2006 among Motel of America LLC, Bond Street Associates LLC and Supertel Limited Partnership (incorporated by reference to Exhibit 10.1 to Supertel Hospitality’s Current Report on Form 8-K dated November 10, 2006)

**23.1	Consent on McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1).

**23.2	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 8.1).

**23.3	Consents of KPMG LLP.

**24.1	Powers of Attorney.

**	Previously filed
***	Filed herewith